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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form F-4 of Barrick Gold Corporation, of our report dated January 31, 2001 relating to the financial statements, which appear in the 2000 Annual Report to Shareholders of Homestake Mining Company, which is incorporated by reference in Homestake Mining Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Francisco, California
September 14, 2001